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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                           ---------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT

                                      Under

                           THE SECURITIES ACT OF 1933
                               ------------------

                              BANDAG, INCORPORATED
             (Exact name of registrant as specified in its charter)

                IOWA                         I.R.S. Employer I.D. No. 42-0802143
    (State or other jurisdiction
 of incorporation or organization)

                  2905 North Highway 61
                     Muscatine, Iowa                               52761-5886
         (Address of principal executive offices)                  (Zip Code)

                      BANDAG, INCORPORATED STOCK AWARD PLAN
                            (Full title of the plan)

              Martin G. Carver                            With a copy to:
   Chief Executive Officer and President
            Bandag, Incorporated                        Phillip J. Hanrahan
           2905 North Highway 61                          Foley & Lardner
           Muscatine, Iowa 52761                     777 East Wisconsin Avenue
               (319) 262-1400                           Milwaukee, WI 53202
    (Name, address and telephone number,                  (414) 271-2400
 including area code, of agent for service)


                                           CALCULATION OF REGISTRATION FEE

------------------------ ---------------------- ---------------------- ---------------------- -------------------
       Title of                 Amount            Proposed Maximum       Proposed Maximum
   Securities to be              to be             Offering Price       Aggregate Offering        Amount of
      Registered            Registered (1)            Per Share                Price           Registration Fee
------------------------ ---------------------- ---------------------- ---------------------- -------------------
 Class A Common Stock,
     $1 par value          1,500,000 shares          $24.97 (2)           $37,455,000(2)        $9,363.75 (3)
------------------------ ---------------------- ---------------------- ---------------------- -------------------

      1. Plus such indeterminate number of shares pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), as may be issued in respect of stock splits, stock dividends, or similar transactions.

      2. Estimated pursuant to Rule 457(c) of the Securities Act solely for the purpose of calculating the registration fee based on the average of the high and low prices for Bandag Incorporated Class A Common
            Stock as reported on The New York Stock Exchange on August 14, 2001.

      3. The registration fee has been calculated pursuant to Section 6(b) of the Securities Act as follows: .000250 times the Proposed Maximum
            Aggregate Offering Price.

             STATEMENT PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8


      On November 16, 2000, Bandag, Incorporated, an Iowa corporation (the "Registrant"), filed a Registration Statement on Form S-8 (File No. 333-50082) to register 900,000 shares of the Registrant's Class A Common Stock, par value $1.00 per share (the "Class A Common Stock"), issuable under the Bandag, Incorporated Stock Award Plan (the "Stock Award Plan").

      On March 13, 2001, the Board of Directors of the Registrant approved an amendment to the Stock Award Plan to increase the number of shares of Class A Common Stock from 900,000 to 2,400,000. On May 15, 2001, the shareholders of the Registrant approved this amendment. The purpose of this Registration Statement is to register 1,500,000 additional shares of the Class A Common Stock in connection with the Stock Award Plan.

      Pursuant to General Instruction E of Form S-8, the contents of the Registrant's Registration Statement on Form S-8 (Reg. No. 333-50082), including the documents incorporated by reference therein, are incorporated by reference into this Registration Statement.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission as part of this Form S-8 Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item  8.       Exhibits.

      The following exhibits have been filed (except where otherwise indicated) as part of this Registration Statement:

     Exhibit No.                           Exhibit

         4.1 Amendments to the Bandag, Incorporated Stock Award Plan (Incorporated by reference to Appendix B to the Registrant's Definitive Proxy Statement on Schedule 14A filed on April 11, 2001 (File No. 001-07007)).

         4.2 Bandag, Incorporated Stock Award Plan (Incorporated by reference to Exhibit No. 4.1 to the Registrant's Registration Statement on Form S-8 (File No. 333-50082)).

         4.3 Form of Bandag, Incorporated Stock Award Plan Restricted Stock Award Agreement (Incorporated by reference to Exhibit No. 4.2 to the Registrant's Registration Statement on Form S-8 (File No. 333-50082)).

         4.4 Form of Bandag, Incorporated Stock Award Plan Nonqualified Stock Option Award Agreement (Incorporated by reference to Exhibit No. 4.3 to the Registrant's Registration Statement on Form S-8 (File No. 333-50082)).

         4.5 Form of Beneficiary Designation for use in connection with the Bandag, Incorporated Stock Award Plan (Incorporated by reference to Exhibit No. 4.4 to the Registrant's Registration Statement on Form S-8 (File No. 333-50082)).

         4.6 Restated Articles of Incorporation, effective December 30, 1986 (Incorporated by reference to Exhibit No. 3.2 to the Registrant's Form 10-K for the year ended December 31, 1992).

         4.7 Articles of Amendment to Bandag, Incorporated's Articles of Incorporation, effective May 6, 1992 (Incorporated by reference to Exhibit No. 3.3 to the Registrant's Form 10-K for the year ended December 31, 1992).

         5        Opinion of Foley & Lardner

         23.1     Consent of Ernst & Young LLP

         23.2     Consent of Foley & Lardner (contained in Exhibit 5 hereto)

         24 Power of Attorney relating to subsequent amendments (included on the signature page to this Registration Statement)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Muscatine and State of Iowa on this 14th day of August, 2001.

                                            BANDAG, INCORPORATED





                                            By: /s/ Martin G. Carver
                                               ---------------------------------
                                                     Martin G. Carver
                                                     Chairman of the Board,
                                                     Chief Executive Officer,
                                                     President and Director


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Martin G. Carver and Warren W. Heidbreder each of them individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

       Signature                        Title                       Date


/s/ Martin G. Carver          Chairman of the Board,             August 14, 2001
--------------------------   Chief Executive Officer,
Martin G. Carver              President and Director
                          (Principal Executive Officer)



/s/ Warren W. Heidbreder        Vice President and               August 14, 2001
--------------------------   Chief Financial Officer
Warren W. Heidbreder      (Principal Financial Officer)


/s/ Charles W. Vesey           Corporate Controller              August 14, 2001
--------------------------(Principal Accounting Officer)
Charles W. Vesey

                                     Director                    August __, 2001
--------------------------
Robert T. Blanchard


                                     Director                    August __, 2001
--------------------------
Lucille A. Carver


/s/ Roy J. Carver                    Director                    August 14, 2001
--------------------------
Roy J. Carver, Jr.


/s/ Gary E. Dewel                    Director                    August 14, 2001
--------------------------
Gary E. Dewel


/s/ James R. Everline                Director                    August 14, 2001
--------------------------
James R. Everline


/s/ Phillip J. Hanrahan              Director                    August 14, 2001
--------------------------
Phillip J. Hanrahan


/s/ Edgar D. Jannotta                Director                    August 14, 2001
--------------------------
Edgar D. Jannotta


/s/ R. Stephen Newman                Director                    August 14, 2001
--------------------------
R. Stephen Newman

                                  EXHIBIT INDEX

                      BANDAG, INCORPORATED STOCK AWARD PLAN


      Exhibit No.                         Exhibit


         4.1 Amendments to the Bandag, Incorporated Stock Award Plan (Incorporated by reference to Appendix B to the Registrant's Definitive Proxy Statement on Schedule 14A filed on April 11, 2001 (File No. 001-07007)).

         4.2 Bandag, Incorporated Stock Award Plan (Incorporated by reference to Exhibit No. 4.1 to the Registrant's Registration Statement on Form S-8 (File No. 333-50082)).

         4.3 Form of Bandag, Incorporated Stock Award Plan Restricted Stock Award Agreement (Incorporated by reference to Exhibit No. 4.2 to the Registrant's Registration Statement on Form S-8 (File No. 333-50082)).

         4.4 Form of Bandag, Incorporated Stock Award Plan Nonqualified Stock Option Award Agreement (Incorporated by reference to Exhibit No. 4.3 to the Registrant's Registration Statement on Form S-8 (File No. 333-50082)).

         4.5 Form of Beneficiary Designation for use in connection with the Bandag, Incorporated Stock Award Plan (Incorporated by reference to Exhibit No. 4.4 to the Registrant's Registration Statement on Form S-8 (File No. 333-50082)).

         4.6 Restated Articles of Incorporation, effective December 30, 1986 (Incorporated by reference to Exhibit No. 3.2 to the Registrant's Form 10-K for the year ended December 31, 1992).

         4.7 Articles of Amendment to Bandag, Incorporated's Articles of Incorporation, effective May 6, 1992 (Incorporated by reference to Exhibit No. 3.3 to the Registrant's Form 10-K for the year ended December 31, 1992).

         5        Opinion of Foley & Lardner

         23.1     Consent of Ernst & Young LLP

         23.2     Consent of Foley & Lardner (contained in Exhibit 5 hereto)

         24 Power of Attorney relating to subsequent amendments (included on the signature page to this Registration Statement)